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FOR IMMEDIATE RELEASE

TRISTATE CAPITAL REPORTS SECOND QUARTER 2019 EPS OF $0.47, RECORD ANNUAL LOAN AND DEPOSIT GROWTH, AND STRONG INVESTMENT PERFORMANCE BY ITS ASSET MANAGER

-- The company generated double-digit earnings, pre-tax income and revenue growth in the first six months of 2019 and anticipates strong momentum headed into the second half of the year --

PITTSBURGH, July 17, 2019 - TriState Capital Holdings, Inc. (Nasdaq: TSC) reported record annual growth in deposits and loans, record net interest income and further improvements in the company’s superior credit quality metrics in the second quarter of 2019, as well as strong investment performance at its asset management business.

The parent company of TriState Capital Bank and Chartwell Investment Partners reported diluted earnings per share (EPS) of $0.47 in the second quarter of 2019, compared to $0.48 in the second quarter of 2018 and $0.48 in the first quarter of 2019. Net income available to common shareholders was $13.5 million in the second quarter of 2019, compared to $13.8 million in the prior year period and $13.9 million in the first quarter of 2019.

Second quarter earnings in 2019 were reduced by $0.02 per share, or $471,000, due to an increase in quarterly perpetual preferred stock dividends following the company’s successful May 2019 capital raise, while second quarter 2018 EPS included an $0.08 benefit, primarily from an opportunistic tax credit investment.

“On the heels of an exceptional first quarter, we are very pleased with our second quarter results, the double-digit earnings, pre-tax income and revenue growth achieved in the first half of the year, and TriState Capital’s strong momentum headed into the second half of 2019,” Chairman and Chief Executive Officer James F. Getz said. “With more than $1 billion of organic balance sheet expansion over the last 12 months, TriState Capital grew deposits by 30%, loans by 24% and total assets by 31%. Our bank continues to demonstrate its ability to provide a premier banking experience with compelling credit and liquidity management offerings for high-net-worth individuals, investment advisors, financial services firms, middle-market commercial enterprises and other sophisticated clients. At Chartwell, strong investment performance in the first half of 2019 is expected to attract a growing number of retail and institutional investors to our asset management products.”

SECOND QUARTER 2019 HIGHLIGHTS

•	Net interest income (NII) grew to a record $31.3 million, increasing 8.7% from the prior year period and 3.1% from the linked quarter.

•	Average deposits grew to $5.34 billion, up 30.4% from the same period last year and 6.1% from the linked quarter.

•	Average loans grew to $5.46 billion, up 24.8% from the same period last year and 5.5% from the linked quarter.

•	Private banking loans surpassed the $3 billion milestone to grow to a record $3.19 billion at period end, increasing 28.2% from one year prior and 6.9% during the quarter.

•	Commercial loans grew to a record $2.48 billion at period end, increasing 19.9% from one year prior and 5.2% during the quarter.

•
Non-performing loans (NPLs) and adverse rated credits declined to 0.04% and 0.47% of total loans, respectively, at period end, while allowance for loan and lease losses (ALLL) increased to 640.29% of NPLs.

•	Non-interest expenses grew 9.0%, from the prior year period, and the bank efficiency ratio was 55.16%.

•	85% of Chartwell’s investment strategies surpassed their benchmarks for the trailing three years and 75% surpassed their benchmarks for the trailing five years.

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TriState Capital’s record second quarter 2019 NII of $31.3 million increased 8.7% from $28.8 million in the year-ago quarter and 3.1% from $30.4 million in the linked first quarter of 2019, even as the company grew deposits at a faster rate than loans, lowering its loan to deposit ratio, and reduced balance sheet risk via the continued growth in private banking loans backed by marketable securities.

Non-interest income totaled $12.0 million in the second quarter 2019, compared to $12.5 million in the prior year quarter and $13.1 million in the linked quarter.

TriState Capital’s non-interest income, which represented 27.5% of total revenue in the second quarter of 2019, is largely made up of Chartwell investment management fees. Investment management fees were $9.3 million in the second quarter of 2019, compared to $9.7 million in the prior year quarter and $9.4 million in the linked quarter. Borrower-facing interest rate swap activity also generated $1.7 million in fees in the second quarter of 2019, compared to $1.9 million in the prior year quarter of 2018 and $1.8 million in the linked quarter.

NII and non-interest income, excluding gains and losses on the sale of debt securities, combined to generate total revenue of $43.2 million for the second quarter 2019, compared to $41.3 million in the year-ago period and $43.4 million in the linked quarter.

The company’s investments in talent and building operating scale continue to drive annual revenue and profit growth, client acquisition and product innovation, while achieving incremental operating leverage. TriState Capital Bank’s efficiency ratio for the second quarter of 2019 was 55.16%, compared to 50.49% in the second quarter of 2018 and 56.30% in the linked quarter.

Second quarter 2019 non-interest expense was $27.6 million, increasing 9.0% from $25.3 million in the year-ago period and 3.4% from $26.7 million in the first quarter of 2019. TriState Capital also continued to lower non-interest expense as a percentage of average assets to 1.71% in the second quarter of 2019, down from 2.00% in the second quarter of 2018 and 1.77% in the linked quarter.

Pre-tax income totaled $16.4 million in the second quarter of 2019, compared to $15.6 million in the second quarter of 2018 and $17.1 million in the linked quarter.

TriState Capital’s effective tax rate was 10.5% for the second quarter of 2019. The company’s effective tax rate is impacted by certain factors including the number, timing and size of tax credit investments, as well as the proportion of consolidated earnings attributed to investment management, which has a higher effective tax rate than the bank.

Net income available to common shareholders and EPS in the second quarter of 2019 reflected $1.2 million payable for the company’s quarterly cash dividends on Series A and Series B Non-Cumulative Perpetual Preferred Stock.

ORGANIC LOAN GROWTH
TriState Capital continued to show strong organic growth on both sides of its balance sheet, expanding the number and depth of its relationships with high-quality middle-market commercial customers, as well as the high-net-worth clients the bank serves through its national referral network of investment advisors and other financial intermediaries.

Average loans totaled a record $5.46 billion in the second quarter of 2019, growing 24.8% from $4.38 billion in the prior year period and 5.5% from $5.18 billion in the linked quarter. Loans at June 30, 2019 totaled $5.66 billion, growing $1.11 billion, or 24.4%, from June 30, 2018, and $328.2 million, or 6.2%, from March 31, 2019.

TriState Capital’s growing distribution capabilities helped drive new loan originations in its national private banking business for the second quarter of 2019, as the company fortifies its position as the nation’s leading provider of marketable securities-backed loans through independent investment advisory and other financial services firms. Private banking loans totaled $3.19 billion at June 30, 2019, increasing $700.5 million, or 28.2%, from one year prior and $206.7 million, or 6.9%, from the end of the linked quarter.

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The company continued to grow relationships with middle-market enterprises in the second quarter of 2019 to drive originations of commercial and industrial (C&I) loans and commercial real estate (CRE) loans. Commercial loans totaled $2.48 billion at June 30, 2019, increasing $411.5 million, or 19.9%, from one year prior and $121.5 million, or 5.2%, from the end of the linked quarter.

C&I loans grew to $908.1 million at June 30, 2019, increasing $166.2 million, or 22.4%, from one year prior and $45.6 million, or 5.3%, from the end of the linked quarter. CRE loans grew to $1.57 billion at June 30, 2019, increasing $245.3 million, or 18.5%, from one year prior and $75.9 million, or 5.1%, from the end of the linked quarter. CRE loans represented 28% of total period-end loans, with healthy growth in the category outpaced by increases in private banking and C&I loans in the second quarter of 2019.

STRATEGIC DEPOSIT FRANCHISE EXPANSION
TriState Capital continues to support private banking and commercial loan growth with the strategic and organic expansion of its deposit franchise. The bank’s national deposit, treasury management and liquidity management offerings are increasing the number and depth of depositor relationships with financial services businesses, high-net-worth individuals, family offices, middle market companies, professional service firms, specialized payment and transaction processors, municipalities and non-profits.

Average deposits totaled $5.34 billion in the second quarter of 2019, growing 30.4% from $4.10 billion in the same period last year and 6.1% from $5.04 billion in the linked quarter. Deposits at June 30, 2019 totaled $5.79 billion, growing $1.35 billion, or 30.3%, from June 30, 2018, and $449.3 million, or 8.4%, from March 31, 2019.

Treasury management deposit accounts totaled $979 million at June 30, 2019, growing $375 million, or 62%, in the first half of 2019, and $189 million, or 24%, from March 31, 2019.

The bank’s loan-to-deposit ratio at June 30, 2019 was 97.9%, its lowest level since the first quarter of 2014. Loans to deposits were 102.5% at June 30, 2018 and 100.0% at March 31, 2019.

INTEREST RATE MANAGEMENT
TriState Capital continues to maintain a balance sheet with significant flexibility to manage interest rate risk in changing markets.

The yield on total loans averaged 4.45% during the second quarter of 2019, compared to 4.09% in the prior year period and 4.49% in the linked quarter. Yields reflect the proportion of the portfolio dedicated to private banking non-purpose margin loans secured by marketable securities, an overall focus on variable rate pricing, asset quality, and operating leverage, and downward changes in 30-day LIBOR during the second quarter of 2019. At June 30, 2019, 93% of the company’s loan portfolio was floating rate and primarily indexed to 30-day LIBOR.

Total cost of funds for all deposits and interest-bearing liabilities averaged 2.42% during the second quarter of 2019, compared to 1.67% in the same period last year and 2.38% in the linked quarter. The total cost of deposits averaged 2.41% during the second quarter of 2019, compared to 1.63% in the same period last year and 2.36% in the linked quarter. At June 30, 2019, 26% of deposits were fixed-rate certificates of deposit.

TriState Capital reported a net interest margin of 2.03% for the second quarter of 2019, compared to 2.38% in the second quarter of 2018 and 2.10% in the first quarter of 2019.

INVESTMENT MANAGEMENT
Strong investment performance across Chartwell’s active equity and fixed income strategies contributed to assets under management (AUM) and fees in the second quarter of 2019. Chartwell AUM was $9.49 billion at June 30, 2019, $9.55 billion at June 30, 2018 and $9.73 billion at March 31, 2019.

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Chartwell’s new business and new flows from existing accounts of $133 million and market appreciation of $237 million partially offset outflows of $617 million in the second quarter of 2019.

Chartwell’s weighted average fee rate was 0.39% at June 30, 2019. Investment management fee revenue was $9.3 million in the second quarter of 2019, compared to $9.7 million in the second quarter of 2018 and $9.4 million in the first quarter of 2019.

ASSET QUALITY
TriState Capital maintained strong asset quality metrics in the second quarter of 2019, reflecting the company’s disciplined credit culture and the expansion of its private banking non-purpose margin loans secured by marketable securities. Private banking loans comprised 56.3% of the total loan portfolio at June 30, 2019, while CRE and C&I comprised 27.7% and 16.0% of total loans, respectively.

Non-performing assets (NPAs) were $5.2 million, or 0.08% of total assets, at June 30, 2019, compared to $6.0 million, or 0.11%, at June 30, 2018, and $10.5 million, or 0.16%, at March 31, 2019.

NPLs were $2.2 million, or 0.04% of total loans, at June 30, 2019, compared to $2.4 million, or 0.05%, at June 30, 2018, and $7.3 million, or 0.14%, at March 31, 2019.

Adverse-rated credits were $26.6 million, or 0.47% of total loans, at June 30, 2019, compared to $30.0 million, or 0.66%, at June 30, 2018, and $29.1 million, or 0.55%, at March 31, 2019.

Net recoveries were $16,000 in the second quarter of 2019, compared to $88,000 in the year-ago quarter and $1.9 million in the linked quarter. TriState Capital recorded a credit to provision of $712,000 in the second quarter of 2019, driven by the reversal of specific reserves on a non-performing loan that was repaid in full, partially offset by an increase in general reserves related to loan growth. The company recorded provision expense of $415,000 in the second quarter of 2018 and a credit to provision of $377,000 in the first quarter of 2019.

The company’s ALLL continued to reflect overall credit quality, as well as lower levels of provision required by the growing proportion of low-risk-profile private banking loans in the bank’s portfolio. ALLL represented 0.25% of total loans at June 30, 2019, compared to 0.34% at June 30, 2018 and 0.28% at March 31, 2019.

CAPITAL STRENGTH AND FLEXIBILITY
The company’s regulatory capital levels benefited from retained earnings, as well as its Series B perpetual preferred stock offering completed in the second quarter of 2019. As of June 30, 2019, TriState Capital Holdings reported regulatory capital ratios of 12.90% for total risk-based capital, 12.58% for tier 1 risk-based capital, 9.82% for common equity tier 1 risk-based capital, and 8.23% for tier 1 leverage.

During the six months ended June 30, 2019, the company repurchased a total of 35,000 shares of its common stock for approximately $744,000 at an average cost of $21.26 per share. Since the Board first authorized share buybacks in October 2014, the company has repurchased a total of 2,049,910 shares for approximately $31.3 million at an average cost of $15.25 per share. TriState Capital expects to have $11.5 million of repurchase authority available, including $10 million under a new buyback program authorized by the Board of Directors at its regular July 2019 meeting, which is subject to customary regulatory approval.

CONFERENCE CALL
As previously announced, TriState Capital will hold a conference call tomorrow to review its financial results and operating performance.

The live conference call on July 18 will be held at 8:30 a.m. ET. Telephone participants may avoid any delays by pre-registering for the call using the link http://dpregister.com/10132839 to receive a special dial-in number and PIN. Telephone participants who are unable to pre-register should dial in at least 10 minutes prior to the call and request the “TriState Capital

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investor call.” The call may be accessed by dialing 888-339-0757 from the United States, 855-669-9657 from Canada, or 412-902-4194 from other international locations.

A replay of the call will be available approximately one hour after the end of the conference through July 25. The replay may be accessed by dialing 877-344-7529 from the United States, 855-669-9658 from Canada, or 412-317-0088 from other international locations, and entering the conference number 10132839.

ABOUT TRISTATE CAPITAL
TriState Capital Holdings, Inc. (Nasdaq: TSC) is a bank holding company headquartered in Pittsburgh, Pa., providing commercial banking, private banking and investment management services to middle-market companies, institutional clients and high-net-worth individuals. Its TriState Capital Bank subsidiary had $6.8 billion in assets as of June 30, 2019, and serves middle-market commercial customers through regional representative offices in Pittsburgh, Philadelphia, Cleveland, Edison, N.J., and New York City, as well as high-net-worth individuals nationwide through its national referral network of financial intermediaries. Its Chartwell Investment Partners subsidiary had $9.5 billion in assets under management as of June 30, 2019, and serves institutional clients and TriState Capital’s financial intermediary network. For more information, please visit http://investors.tristatecapitalbank.com.

FORWARD LOOKING STATEMENTS
This news release includes “forward-looking statements” in reliance on the safe-harbor for such statements provided by the Private Securities Litigation Reform Act of 1995. The words “achieve,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “maintain,” “opportunity,” “plan,” “potential,” “project,” “sustain,” “target,” “trend,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” and similar expressions, among others, generally identify forward-looking statements. Examples of forward-looking statements include, without limitation, statements relating to TriState Capital’s future plans, objectives or goals and are based on current expectations, plans or forecasts. Such forward-looking statements are subject to risks, uncertainties and changed circumstances that are difficult to predict and are often beyond TriState Capital’s ability to control. Actual results or outcomes could differ materially from those currently anticipated, discussed or projected by forward-looking statements. Such risks and uncertainties include, but are not limited to:

•
those related to difficult market conditions and unfavorable economic trends in the United States generally, and particularly in the markets in which TriState Capital operates and in which its loans are concentrated, including the effects of an increase in unemployment levels, slowdowns in economic growth and changes in demand for products or services or the value of assets under management;

•	TriState Capital’s level of non-performing assets and the costs associated with resolving problem loans including litigation and other costs;

•	possible loan losses, impairment and the collectability of loans;

•	changes in market interest rates which may increase funding costs and/or reduce earning asset yields and thus reduce margin;

•
the impact of changes in interest rates on the credit quality and value of underlying securities collateral of the loan portfolio and the effect of such changes on the market value of TriState Capital’s investment securities portfolio;

•
federal and state regulation, supervision and examination, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder, and potential expenses associated with complying with regulations;

•
TriState Capital’s ability to comply with applicable capital and liquidity requirements (including the finalized Basel III capital standards), including our ability to generate liquidity internally or raise capital on favorable terms;

•	possible changes in trade, monetary and fiscal policies, laws and regulations and other activities of governments, agencies, and similar organizations;

•	any impairment of TriState Capital’s goodwill or other intangible assets;

•	conditions in the financial markets that may limit TriState Capital’s access to additional funding to meet its liquidity needs;

•	the success of TriState Capital’s growth plans, including the successful integration of past and future acquisitions;

•
TriState Capital’s ability to fully realize the cost savings and other benefits of its acquisitions, manage risks related to business disruption following those acquisitions, and customer disintermediation;

•	TriState Capital’s ability to develop and provide competitive products and services that appeal to its customers and target markets;

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•	negative perceptions or publicity with respect to any products or services offered by TriState Capital;

•	fluctuations in the carrying value of Chartwell’s assets under management;

•	the relative and absolute investment performance of Chartwell’s investment products;

•	adverse judgments or other resolution of pending and future legal proceedings, and costs incurred in defending such proceedings;

•	system failures or breaches of TriState Capital’s network security;

•	TriState Capital’s ability to recruit and retain key employees;

•	Chartwell’s success in negotiating distribution arrangements and maintaining distribution channels for its products;

•	the failure by a key vendor to fulfill its obligations to TriState Capital;

•	the effects of problems encountered by other financial institutions that adversely affect TriState Capital or the banking industry generally;

•
the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes as well as effects from geopolitical instability and man-made disasters including terrorist attacks;

•	possible changes in the speed of loan prepayments by TriState Capital’s customers and loan origination or sales volumes;

•	regulatory limits on TriState Capital’s ability to receive dividends from its subsidiaries and pay dividends to its preferred shareholders; and

•	the effects of any reputation, credit, interest rate, market, operational, legal, liquidity, regulatory and compliance risk resulting from developments related to any of the risks discussed above.

We caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made, and TriState Capital disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of TriState Capital for any reason, except as specifically required by law. For further information about the factors that could affect TriState Capital’s future results, please see the company’s most-recent annual and quarterly reports filed on Form 10-K and Form 10-Q, and other documents the company files with the Securities and Exchange Commission from time to time.

NON-GAAP FINANCIAL DISCLOSURES
This news release and the accompanying tables contain financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). Specifically, TriState Capital reviews and reports tangible common equity, tangible book value per common share, EBITDA, total revenue and efficiency ratio. Although TriState Capital believes these non-GAAP financial measures provide a greater understanding of its business, these measures are not necessarily comparable to similar measures that may be presented by other companies. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP. Where non-GAAP disclosures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found within this news release and accompanying tables.

MEDIA CONTACT
Jack Horner
267-932-8760, ext. 302
412-600-2295 (mobile)
jack@hornercom.com

INVESTOR RELATIONS CONTACT
Casteel Schoenborn
Jeff Schoenborn and Kate Croft
888-609-8351
TSC@csirfirm.com

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TRISTATE CAPITAL HOLDINGS, INC.
BALANCE SHEET DATA (UNAUDITED)

	As of and For the Three Months Ended			As of and For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2019	2019	2018	2019	2018
Cash and cash equivalents	$458,269	$243,911	$164,367	$458,269	$164,367
Total investment securities	431,426	487,087	288,674	431,426	288,674
Loans and leases held-for-investment	5,664,934	5,336,725	4,552,928	5,664,934	4,552,928
Allowance for loan and lease losses	(14,016)	(14,712)	(15,321)	(14,016)	(15,321)
Loans and leases held-for-investment, net	5,650,918	5,322,013	4,537,607	5,650,918	4,537,607
Goodwill and other intangibles, net	66,859	67,361	68,867	66,859	68,867
Other assets	238,531	223,638	174,421	238,531	174,421
Total assets	$6,846,003	$6,344,010	$5,233,936	$6,846,003	$5,233,936

Deposits	$5,786,983	$5,337,704	$4,441,202	$5,786,983	$4,441,202
Borrowings, net	335,000	398,216	264,814	335,000	264,814
Other liabilities	135,039	111,533	74,026	135,039	74,026
Total liabilities	6,257,022	5,847,453	4,780,042	6,257,022	4,780,042

Preferred stock	116,142	38,468	38,432	116,142	38,432
Common shareholders’ equity	472,839	458,089	415,462	472,839	415,462
Total shareholders’ equity	588,981	496,557	453,894	588,981	453,894

Total liabilities and shareholders’ equity	$6,846,003	$6,344,010	$5,233,936	$6,846,003	$5,233,936

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TRISTATE CAPITAL HOLDINGS, INC.
INCOME STATEMENT DATA (UNAUDITED)

	As of and For the Three Months Ended			As of and For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2019	2019	2018	2019	2018
Interest income:
Loans and leases	$60,579	$57,262	$44,614	$117,841	$83,641
Investments	4,151	4,353	2,300	8,504	4,084
Interest-earning deposits	1,609	1,287	870	2,896	1,475
Total interest income	66,339	62,902	47,784	129,241	89,200

Interest expense:
Deposits	32,155	29,333	16,696	61,488	30,097
Borrowings	2,881	3,197	2,297	6,078	4,050
Total interest expense	35,036	32,530	18,993	67,566	34,147
Net interest income	31,303	30,372	28,791	61,675	55,053
Provision (credit) for loan and lease losses	(712)	(377)	415	(1,089)	610
Net interest income after provision for loan and lease losses	32,015	30,749	28,376	62,764	54,443
Non-interest income:
Investment management fees	9,254	9,424	9,686	18,678	18,594
Service charges on deposits	78	136	140	214	274
Net gain on the sale and call of debt securities	112	28	1	140	6
Swap fees	1,692	1,803	1,937	3,495	3,185
Commitment and other loan fees	256	531	331	787	663
Other income	587	1,147	407	1,734	869
Total non-interest income	11,979	13,069	12,502	25,048	23,591
Non-interest expense:
Compensation and employee benefits	16,985	16,775	15,742	33,760	31,210
Premises and occupancy costs	1,834	1,270	1,264	3,104	2,554
Professional fees	1,406	995	1,554	2,401	2,649
FDIC insurance expense	1,047	1,421	1,134	2,468	2,280
General insurance expense	259	294	242	553	489
State capital shares tax	380	380	484	760	911
Travel and entertainment expense	1,040	835	1,006	1,875	1,652
Intangible amortization expense	502	502	502	1,004	963
Other operating expenses	4,132	4,200	3,390	8,332	6,460
Total non-interest expense	27,585	26,672	25,318	54,257	49,168
Income before tax	16,409	17,146	15,560	33,555	28,866
Income tax expense	1,718	2,582	968	4,300	3,873
Net income	$14,691	$14,564	$14,592	$29,255	$24,993
Preferred stock dividends	1,150	679	762	1,829	762
Net income available to common shareholders	$13,541	$13,885	$13,830	$27,426	$24,231

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TRISTATE CAPITAL HOLDINGS, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

	As of and For the Three Months Ended			As of and For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share data)	2019	2019	2018	2019	2018
Per share and share data:
Earnings per common share:
Basic	$0.49	$0.50	$0.50	$0.98	$0.88
Diluted	$0.47	$0.48	$0.48	$0.95	$0.84
Book value per common share	$16.12	$15.61	$14.35	$16.12	$14.35
Tangible book value per common share (1)	$13.84	$13.31	$11.97	$13.84	$11.97
Common shares outstanding, at end of period	29,339,152	29,351,833	28,947,883	29,339,152	28,947,883
Weighted average common shares outstanding:
Basic	27,887,599	27,832,839	27,628,120	27,860,370	27,611,498
Diluted	28,790,673	28,703,636	28,848,969	28,747,718	28,786,188

Performance ratios:
Return on average assets (2)	0.84%	0.92%	1.09%	0.88%	0.99%
Return on average common equity (2)	11.63%	12.50%	13.57%	12.06%	12.14%
Net interest margin (2) (3)	2.03%	2.10%	2.38%	2.06%	2.36%
Total revenue (1)	$43,170	$43,413	$41,292	$86,583	$78,638
Bank efficiency ratio (1)	55.16%	56.30%	50.49%	55.72%	52.38%
Non-interest expense to average assets (2)	1.71%	1.77%	2.00%	1.74%	2.02%

Asset quality:
Non-performing loans	$2,189	$7,329	$2,437	$2,189	$2,437
Non-performing assets	$5,213	$10,453	$6,013	$5,213	$6,013
Other real estate owned	$3,024	$3,124	$3,576	$3,024	$3,576
Non-performing assets to total assets	0.08%	0.16%	0.11%	0.08%	0.11%
Non-performing loans to total loans	0.04%	0.14%	0.05%	0.04%	0.05%
Allowance for loan and lease losses to loans	0.25%	0.28%	0.34%	0.25%	0.34%
Allowance for loan and lease losses to non-performing loans	640.29%	200.74%	628.68%	640.29%	628.68%
Net recoveries	$(16)	$(1,881)	$(88)	$(1,897)	$(294)
Net recoveries to average total loans (2)	—%	(0.15)%	(0.01)%	(0.07)%	(0.01)%

Capital ratios:
Tier 1 leverage ratio	8.23%	7.13%	7.68%	8.23%	7.68%
Common equity tier 1 risk-based capital ratio	9.82%	9.98%	10.94%	9.82%	10.94%
Tier 1 risk-based capital ratio	12.58%	10.92%	12.06%	12.58%	12.06%
Total risk-based capital ratio	12.90%	11.26%	12.66%	12.90%	12.66%

Investment Management Segment:
Assets under management	$9,485,000	$9,732,000	$9,554,000	$9,485,000	$9,554,000
EBITDA (1)	$1,557	$2,621	$1,627	$4,178	$3,143

(1)
These measures are not measures recognized under GAAP and are therefore considered to be non-GAAP financial measures. See “Non-GAAP Financial Measures” for a reconciliation of these measures to their most directly comparable GAAP measures.

(2)	Ratios are annualized.

(3)	Net interest margin is calculated on a fully taxable equivalent basis.

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
AVERAGES AND YIELDS (UNAUDITED)

	Three Months Ended
	June 30, 2019			March 31, 2019			June 30, 2018
(Dollars in thousands)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate
Assets
Interest-earning deposits	$255,697	$1,542	2.42%	$202,474	$1,256	2.52%	$186,009	$842	1.82%
Federal funds sold	11,218	67	2.40%	8,595	31	1.46%	6,650	28	1.69%
Debt securities available-for-sale	249,281	2,053	3.30%	236,235	1,986	3.41%	181,718	1,356	2.99%
Debt securities held-to-maturity	181,495	1,712	3.78%	211,833	2,018	3.86%	72,166	678	3.77%
Equity securities	7,701	28	1.46%	12,755	72	2.29%	8,620	64	2.98%
FHLB stock	20,235	385	7.63%	20,498	305	6.03%	19,061	230	4.84%
Total loans and leases	5,462,489	60,579	4.45%	5,177,844	57,262	4.49%	4,378,514	44,614	4.09%
Total interest-earning assets	6,188,116	66,366	4.30%	5,870,234	62,930	4.35%	4,852,738	47,812	3.95%
Other assets	266,905			242,553			213,320
Total assets	$6,455,021			$6,112,787			$5,066,058

Liabilities and Shareholders’ Equity
Interest-bearing deposits:
Interest-bearing checking accounts	$868,721	$4,965	2.29%	$792,690	$4,542	2.32%	$604,324	$2,576	1.71%
Money market deposit accounts	2,855,795	18,200	2.56%	2,682,390	16,540	2.50%	2,319,320	9,722	1.68%
Certificates of deposit	1,361,372	8,990	2.65%	1,300,296	8,251	2.57%	928,210	4,398	1.90%
Borrowings:
FHLB borrowings	430,770	2,334	2.17%	459,333	2,585	2.28%	418,187	1,743	1.67%
Line of credit borrowings	857	10	4.68%	4,139	58	5.68%	—	—	—%
Subordinated notes payable, net	34,984	537	6.16%	34,933	554	6.43%	34,781	554	6.39%
Total interest-bearing liabilities	5,552,499	35,036	2.53%	5,273,781	32,530	2.50%	4,304,822	18,993	1.77%
Noninterest-bearing deposits	256,404			261,682			245,412
Other liabilities	113,031			88,485			68,491
Shareholders’ equity	533,087			488,839			447,333
Total liabilities and shareholders’ equity	$6,455,021			$6,112,787			$5,066,058

Net interest income (1)		$31,330			$30,400			$28,819
Net interest spread			1.77%			1.85%			2.18%
Net interest margin (1)			2.03%			2.10%			2.38%

(1)	Interest income and net interest margin are calculated on a fully taxable equivalent basis.

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
AVERAGES AND YIELDS (UNAUDITED)

	Six Months Ended June 30,
	2019			2018
(Dollars in thousands)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate
Assets
Interest-earning deposits	$229,232	$2,798	2.46%	$168,164	$1,421	1.70%
Federal funds sold	9,914	98	1.99%	6,845	54	1.59%
Debt securities available-for-sale	242,794	4,040	3.36%	162,129	2,314	2.88%
Debt securities held-to-maturity	196,580	3,730	3.83%	65,596	1,273	3.91%
Equity securities	10,214	99	1.95%	8,624	130	3.04%
FHLB stock	20,366	690	6.83%	16,641	424	5.14%
Total loans and leases	5,320,953	117,841	4.47%	4,272,437	83,641	3.95%
Total interest-earning assets	6,030,053	129,296	4.32%	4,700,436	89,257	3.83%
Other assets	254,796			211,012
Total assets	$6,284,849			$4,911,448

Liabilities and Shareholders’ Equity
Interest-bearing deposits:
Interest-bearing checking accounts	$830,915	$9,508	2.31%	$534,673	$4,198	1.58%
Money market deposit accounts	2,769,572	34,739	2.53%	2,300,567	17,834	1.56%
Certificates of deposit	1,331,003	17,241	2.61%	952,813	8,065	1.71%
Borrowings:
FHLB borrowings	444,973	4,920	2.23%	364,392	2,890	1.60%
Line of credit borrowings	2,489	68	5.51%	2,672	52	3.92%
Subordinated notes payable, net	34,958	1,090	6.29%	34,756	1,108	6.43%
Total interest-bearing liabilities	5,413,910	67,566	2.52%	4,189,873	34,147	1.64%
Noninterest-bearing deposits	259,028			236,882
Other liabilities	100,826			62,605
Shareholders’ equity	511,085			422,088
Total liabilities and shareholders’ equity	$6,284,849			$4,911,448

Net interest income (1)		$61,730			$55,110
Net interest spread			1.80%			2.19%
Net interest margin (1)			2.06%			2.36%

(1)	Interest income and net interest margin are calculated on a fully taxable equivalent basis.

TRISTATE CAPITAL HOLDINGS, INC.
LOAN AND LEASE COMPOSITION (UNAUDITED)

	June 30, 2019		March 31, 2019		June 30, 2018
(Dollars in thousands)	Loan Balance	Percent of Total Loans	Loan Balance	Percent of Total Loans	Loan Balance	Percent of Total Loans
Private banking loans	$3,188,668	56.3%	$2,981,973	55.9%	$2,488,162	54.6%
Middle-market banking loans:
Commercial and industrial	908,054	16.0%	862,405	16.1%	741,901	16.3%
Commercial real estate	1,568,212	27.7%	1,492,347	28.0%	1,322,865	29.1%
Total middle-market banking loans	2,476,266	43.7%	2,354,752	44.1%	2,064,766	45.4%
Loans and leases held-for-investment	$5,664,934	100.0%	$5,336,725	100.0%	$4,552,928	100.0%

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
STATEMENT OF INCOME BY REPORTABLE SEGMENT (UNAUDITED)

	Three Months Ended June 30, 2019				Three Months Ended June 30, 2018
(Dollars in thousands)	Bank	Investment Management	Parent and Other	Consolidated	Bank	Investment Management	Parent and Other	Consolidated
Income statement data:
Interest income	$66,311	$—	$28	$66,339	$47,720	$—	$64	$47,784
Interest expense	34,517	—	519	35,036	18,440	—	553	18,993
Net interest income (loss)	31,794	—	(491)	31,303	29,280	—	(489)	28,791
Provision (credit) for loan and lease losses	(712)	—	—	(712)	415	—	—	415
Net interest income (loss) after provision for loan and lease losses	32,506	—	(491)	32,015	28,865	—	(489)	28,376
Non-interest income:
Investment management fees	—	9,364	(110)	9,254	—	9,743	(57)	9,686
Net gain on the sale and call of debt securities	112	—	—	112	1	—	—	1
Other non-interest income	2,478	4	131	2,613	2,849	1	(35)	2,815
Total non-interest income	2,590	9,368	21	11,979	2,850	9,744	(92)	12,502
Non-interest expense:
Intangible amortization expense	—	502	—	502	—	502	—	502
Other non-interest expense	18,903	7,930	250	27,083	16,223	8,242	351	24,816
Total non-interest expense	18,903	8,432	250	27,585	16,223	8,744	351	25,318
Income (loss) before tax	16,193	936	(720)	16,409	15,492	1,000	(932)	15,560
Income tax expense (benefit)	1,658	264	(204)	1,718	955	277	(264)	968
Net income (loss)	$14,535	$672	$(516)	$14,691	$14,537	$723	$(668)	$14,592

EXHIBIT 99

	Six Months Ended June 30, 2019				Six Months Ended June 30, 2018
(Dollars in thousands)	Bank	Investment Management	Parent and Other	Consolidated	Bank	Investment Management	Parent and Other	Consolidated
Income statement data:
Interest income	$129,142	$—	$99	$129,241	$89,071	$—	$129	$89,200
Interest expense	66,436	—	1,130	67,566	32,990	—	1,157	34,147
Net interest income (loss)	62,706	—	(1,031)	61,675	56,081	—	(1,028)	55,053
Provision (credit) for loan and lease losses	(1,089)	—	—	(1,089)	610	—	—	610
Net interest income (loss) after provision for loan and lease losses	63,795	—	(1,031)	62,764	55,471	—	(1,028)	54,443
Non-interest income:
Investment management fees	—	18,896	(218)	18,678	—	18,707	(113)	18,594
Net gain on the sale and call of debt securities	140	—	—	140	6	—	—	6
Other non-interest income	5,355	25	850	6,230	5,026	1	(36)	4,991
Total non-interest income	5,495	18,921	632	25,048	5,032	18,708	(149)	23,591
Non-interest expense:
Intangible amortization expense	—	1,004	—	1,004	—	963	—	963
Other non-interest expense	37,923	14,987	343	53,253	32,010	15,815	380	48,205
Total non-interest expense	37,923	15,991	343	54,257	32,010	16,778	380	49,168
Income (loss) before tax	31,367	2,930	(742)	33,555	28,493	1,930	(1,557)	28,866
Income tax expense (benefit)	3,683	827	(210)	4,300	3,809	504	(440)	3,873
Net income (loss)	$27,684	$2,103	$(532)	$29,255	$24,684	$1,426	$(1,117)	$24,993

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES

The information set forth above contains certain financial information determined by methods other than in accordance with GAAP. These non-GAAP financial measures are “tangible common equity,” “tangible book value per common share,” “EBITDA,” “total revenue” and “efficiency ratio.” Although we believe these non-GAAP financial measures provide management and our investors with a more detailed understanding of our performance, these measures are not necessarily comparable to similar measures that may be presented by other companies. The non-GAAP financial measures presented herein are calculated as follows:

“Tangible common equity” is defined as common shareholders’ equity reduced by intangible assets, including goodwill. We believe this measure is important to management and investors so that they can better understand and assess changes from period to period in common shareholders’ equity exclusive of changes in intangible assets associated with prior acquisitions. Intangible assets are created when we buy businesses that add relationships and revenue to our Company. Intangible assets have the effect of increasing both equity and assets, while not increasing our tangible equity or tangible assets.

“Tangible book value per common share” is defined as common shareholders’ equity reduced by intangible assets, including goodwill, divided by common shares outstanding. We believe this measure is important to many investors who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets associated with prior acquisitions.

“EBITDA” is defined as net income before interest expense, income tax expense, depreciation expense and intangible amortization expense. We use EBITDA particularly to assess the strength of our investment management business. We believe this measure is important because it allows management and investors to better assess our investment management performance in relation to our core operating earnings by excluding certain non-cash items and the volatility that is associated with certain discrete items that are unrelated to our core business.

“Total revenue” is defined as net interest income and non-interest income, excluding gains and losses on the sale and call of debt securities. We believe adjustments made to our operating revenue allow management and investors to better assess our core operating revenue by removing the volatility that is associated with certain items that are unrelated to our core business.

“Efficiency ratio” is defined as total non-interest expense divided by our total revenue. We believe this measure allows management and investors to better assess our operating expenses in relation to our core operating revenue, particularly at the Bank.

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	June 30,	March 31,	June 30,
(Dollars in thousands, except per share data)	2019	2019	2018
Tangible book value per common share:
Common shareholders’ equity	$472,839	$458,089	$415,462
Less: goodwill and intangible assets	66,859	67,361	68,867
Tangible common equity	$405,980	$390,728	$346,595
Common shares outstanding	29,339,152	29,351,833	28,947,883
Tangible book value per common share	$13.84	$13.31	$11.97

EXHIBIT 99

INVESTMENT MANAGEMENT SEGMENT
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2019	2019	2018	2019	2018
Investment Management EBITDA:
Net income	$672	$1,431	$723	$2,103	$1,426
Interest expense	—	—	—	—	—
Income taxes expense	264	563	277	827	504
Depreciation expense	119	125	125	244	250
Intangible amortization expense	502	502	502	1,004	963
EBITDA	$1,557	$2,621	$1,627	$4,178	$3,143

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2019	2019	2018	2019	2018
Total revenue:
Net interest income	$31,303	$30,372	$28,791	$61,675	$55,053
Total non-interest income	11,979	13,069	12,502	25,048	23,591
Less: net gain on the sale and call of debt securities	112	28	1	140	6
Total revenue	$43,170	$43,413	$41,292	$86,583	$78,638

BANK SEGMENT
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2019	2019	2018	2019	2018
Bank total revenue:
Net interest income	$31,794	$30,911	$29,280	$62,706	$56,081
Total non-interest income	2,590	2,905	2,850	5,495	5,032
Less: net gain on the sale and call of debt securities	112	28	1	140	6
Bank total revenue	$34,272	$33,788	$32,129	$68,061	$61,107

Bank efficiency ratio:
Total non-interest expense (numerator)	$18,903	$19,021	$16,223	$37,923	$32,010
Bank total revenue (denominator)	$34,272	$33,788	$32,129	$68,061	$61,107
Bank efficiency ratio	55.16%	56.30%	50.49%	55.72%	52.38%